Putnam Investment Funds Series Multi-Cap Value FYE 4/30 Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014 Incorporated by reference to Post-Effective Amendment No. 150 to the Registrants Registration Statement filed on May 26, 2015.